Exhibit 99.1

Premier Reports Strong Quarterly Results, Demonstrating Continued Growth in Hawaii and Mexico Markets

CARLSBAD, Calif., Oct. 09, 2025 (GLOBE NEWSWIRE) -- In a release issued under the same headline on October 9th, by Premier Air Charter Holdings, Inc. (OTC ID: PREM), please note that the charter sales revenue figures incorrectly listed 2024 instead of 2025. The corrected release follows:

Premier Air Charter Holdings, Inc. (OTC ID: PREM) (“Premier Air Charter”, “Premier” or the “Company”), is pleased to announce another strong quarter, reflecting the Company’s sustained momentum and strategic expansion across key markets. The latest results underscore Premier’s growing presence in both Hawaii and Mexico, driven by increased demand and effective execution of the Company’s regional growth initiatives.

Premier Delivers Strong Charter Sales Growth Across Key Markets

Premier Air Charter is proud to report growth in charter sales and total revenue, underscoring the Company’s sustained momentum and market expansion.

•	Charter sales revenue grew 78% in Q3 2025 compared to the same quarter last year.

•	Charter revenue through for the nine months ended Q3 2025 increased 41% compared to the to the same period last year, reflecting sustained demand and operational strength.

•	Total revenue for the nine months ended rose 34% compared to the to the same period last year, driven by strategic execution and market responsiveness.

•	Regional highlights include charter sales for the three months ended Q3 2025 to Hawaii up 25% and Mexico up 38% over the same period in 2024, reinforcing Premier’s growing footprint in these high-potential destinations.

These results reflect the Company’s commitment to delivering exceptional service and expanding its reach in key leisure and business travel corridors.

“This quarter’s performance highlights the strength of our market positioning and the continued success of our efforts to scale operations in high-potential regions,” said Vincent Monteparte, Chairman of Premier Air Charter. “We remain focused on delivering long-term value through disciplined growth and customer-centric innovation.”

About Premier Air Charter

Premier Air Charter Holdings Inc. (OTC PINK: PREM) is a Carlsbad, California-based -based aircraft charter provider that serves an international community of aviation enthusiasts. Premier Air Charter specializes in creating trusted partnerships within the aviation industry to deliver bespoke aviation solutions for its clients. With a focus on reliability, innovation, and sustainability, Premier Air Charter aims to continuously exceed expectations, fostering lasting relationships and becoming the preferred choice for private air travel worldwide. For more information, please visit www.premieraircharter.com.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission.

Media Contact:

Ross Gourdie, President

Premier Air Charter

(858) 304-2665

office@premieraircharter.com

Investor Relations:

Stuart Smith

SmallCapVoice.com, Inc.

ssmith@smallcapvoice.com

512-267-2430

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